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                                                                   EXHIBIT 6(e)
                             DISTRIBUTION AGREEMENT

                                    BETWEEN

                           AIM INVESTMENT FUNDS, INC.

                                      AND

                            A I M DISTRIBUTORS, INC.

                              ADVISOR CLASS SHARES


         THIS AGREEMENT made this 29th day of May, 1998, by and between AIM Investment Funds, Inc., a Maryland Corporation (the "Company"), with respect to the Advisor Class shares (the "Shares") of each series of common stock set forth on Appendix A to this Agreement (the "Portfolios"), and A I M Distributors, Inc., a Delaware corporation (the "Distributor").

W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Company on behalf of the Portfolios hereby appoints the Distributor as its exclusive agent for the sale of Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world.

         SECOND: The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

        (A) the Company may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

        (B) the Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares in connection with certain classes of transactions or to certain classes of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class is specified in the then current prospectus of the applicable Portfolio.

        THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:
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        (A)    the Distributor may, and when requested by the Company
on behalf of the Shares shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

        (B) the Company may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

        (C) the Distributor, as agent, does not undertake to sell any specific amount of the Shares.

         FOURTH:

         (A) The public offering price of Shares (the offering price) shall be the net asset value per share of the applicable Portfolio. Net asset value per share shall be determined in accordance with the provisions of the then current prospectus and statement of additional information of the applicable Portfolio.

        FIFTH:   The Distributor shall act as agent of the Company in
connection with the sale and repurchase of Shares. Except with respect to such sales and repurchases, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell the Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Company.

        SIXTH:  The Shares shall bear:

         (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Company that it does not wish such qualification continued; and

         (B)     all legal expenses in connection with the foregoing.

        SEVENTH: The Distributor shall bear the expenses of printing from the final proof and distributing the prospectuses and statements of additional information for the Shares (including supplements thereto) relating to public offerings made by the Company pursuant to such prospectuses (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to existing shareholders of the Shares), and any other promotional or sales literature used by the Distributor or furnished by the





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Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

        EIGHTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

        NINTH: The Company, on behalf of the Portfolios, and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933 and all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

        TENTH:

        (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company on behalf of the Portfolios agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of a Portfolio, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or a Portfolio in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or a Portfolio may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Company or a Portfolio in its prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Company and the Portfolios against any and all claims, demands, liabilities and expenses which the Company or the Portfolios may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of a Portfolio, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company or a Portfolio in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Portfolios transfer agent(s), or for any failure of any such transfer agent to perform its duties.

        ELEVENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Agreement and Declaration of Trust, or to any applicable statute or regulation.





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        TWELFTH:  This Agreement shall become effective with respect to the
Shares of each Portfolio as of the date hereof, shall continue in force and effect for two years from the date hereof, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to such Portfolio at least annually (a)(i) by the Board of Trustees of the Company or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940
Act), and (b) by vote of a majority of the Company's trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

        THIRTEENTH:

         (A) This Agreement may be terminated with respect to the Shares of any Portfolio at any time, without the payment of any penalty, by vote of the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of the applicable Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in
Section 2(a)(4) of the 1940 Act.

        FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Company and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

        FIFTEENTH:   This Agreement shall be deemed to be a contract made
in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.





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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.



                                                   AIM INVESTMENT FUNDS, INC.


                                                   By: /s/ WILLIAM J. GUILFOYLE
                                                       ------------------------------------------------------
                                                        Name:  William J. Guilfoyle
                                                        Title: President


Attest:


/s/ MICHAEL A. SILVER
-------------------------------------------
Name:  Michael A. Silver
Title: Assistant Secretary


                                                   A I M DISTRIBUTORS, INC.


                                                   By: /s/ JOHN CALDWELL
                                                       ------------------------------------------------------
                                                        Name:  John Caldwell
                                                        Title: Senior Vice President


Attest:

/s/ KATHLEEN J. PFLUEGER
-------------------------------------------
Name: Kathleen J. Pflueger
Title: Secretary





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                                   APPENDIX A
                                       TO
                             DISTRIBUTION AGREEMENT
                                       OF
                           AIM INVESTMENT FUNDS, INC.

ADVISOR CLASS SHARES
--------------------
AIM Global Health Care Fund
AIM Global Telecommunications Fund
AIM Global Financial Services Fund
AIM Global Infrastructure Fund
AIM Global Resources Fund
AIM Global Consumer Products and Services Fund
AIM Latin American Growth Fund
AIM Emerging Markets Fund
AIM Global Growth & Income Fund
AIM Strategic Income Fund
AIM Global High Income Fund
AIM Global Government Income Fund
AIM Developing Markets Fund





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